Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Matthew Finkbeiner hereby constitutes and appoints Edward E. Cohen and Jonathan Z. Cohen, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-207537) of Atlas Growth Partners, L.P. and any Registration Statement (including any amendment thereto) for the offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Matthew Finkbeiner
Name: Matthew Finkbeiner	December 9, 2015
Title: Chief Accounting Officer (principal Accounting Officer)